Exhibit 99.1

EARNINGS RELEASE

SOURCE: Neptune Wellness Solutions Inc.

Neptune Reports Fiscal Third Quarter 2024 Financial Results

LAVAL, QUÉBEC, CANADA – February XX, 2024 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced its financial and operating results for its fiscal third quarter 2024 ending December 31, 2023.

Recent Business Highlights

●

Announced the appointment of Stifel Nicolaus Canada Inc. ("Stifel") to act as exclusive financial advisor to the Company's organic baby food and toddler brand, Sprout Foods Inc. ("Sprout Organics"), providing financial advisory, investment banking services, and strategic advice regarding the review of divestiture alternatives related to Sprout Organics.

●

Announced that its nutraceuticals brand subsidiary, Biodroga Nutraceuticals Inc., entered into an accounts receivable factoring facility and inventory finance rider with Alterna Capital Solutions, LLC. The amount available under the Facility at any given time is $3 million, which may be increased in $1 million increments up to a maximum of $8 million.

●

Announced a non-binding Letter of Intent ("LOI") to acquire Datasys Group, Inc., ("Datasys") and affiliated companies. While the Company has since concluded that it is no longer viable to pursue a transaction with Datasys on the terms contemplated in the LOI, the Company and Datasys remain in discussions regarding a revised transaction structure and continue to explore all possible avenues to reach an amicable partnership.

Third Quarter 2024 Financial Highlights

●	Consolidated net revenue of $7.6 million, down $4.6 million for the same period last year. This is largely due to a decrease in Food & Beverage revenues compared to the same period last year.
●

Gross profit of $1.0 million compared to a gross profit of $1.9 million for the same period last year. This change is due to a decrease in revenues of $4.6 million, offset by a reduction in cost of sales of $3.8 million.

●

Consolidated SG&A expenses of $18.7 million compared to $8.7 million for the same period last year, a decrease of $10.0 million or 115%. This was primarily due to a $13.5 million increase in legal fees and settlements, offset by a $0.9 million decrease in payroll expenses, a $0.8 million decrease in office related expenses, a $0.7 million decrease in insurance, a $0.6 million decrease in marketing and a $0.4 million decrease in depreciation expense.

●	Net loss of $19.2 million compared to a reported net loss of $0.5 million in the comparable period in fiscal 2023.
●	Adjusted EBITDA (non-GAAP) loss of $18.5 million compared to an Adjusted EBITDA (non-GAAP) loss of $0.5 million for the same period last year.

About Neptune Wellness Solutions Inc.

Neptune is a consumer-packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec with a United States headquarters in Jupiter, Florida, the company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based and purpose-driven lifestyle brands. The company's products are available in more than 29,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and Nurturme, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements

Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events including, but not limited to, statements with respect to the timing of reporting quarterly results. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Report on Form 10-K and its subsequent filings, which are available on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Going Concern

As of the date this press release, there is minimal cash balance at the Company. The Company requires funding in the very near term in order to continue its operations and is considering all strategic alternatives that may be available, including debt financing and asset divestitures, in order to generate cash to fund operations. The Company’s lack of cash resources and current share price may adversely affect its ability to raise new capital, maintain its NASDAQ listing and execute its business strategy. If the Company is unable to obtain funding in the near term, it may have to cease operations and liquidate its assets. These conditions cast substantial doubt about the Company's ability to continue as a going concern.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254

Condensed Consolidated Interim Balance Sheets

(in U.S. dollars)

		As at	As at
	Notes	December 31, 2023	March 31, 2023
		(Unaudited)
Assets

Current assets:
Cash and cash equivalents		$1,232,905	$1,993,257
Short-term investment		17,642	17,540
Trade and other receivables		3,893,358	7,507,333
Prepaid expenses		1,839,657	1,025,969
Inventories	5	9,616,172	13,006,074
Total current assets		16,599,734	23,550,173

Property, plant and equipment	6	1,035,423	1,403,264
Operating lease right-of-use assets		1,599,231	1,941,347
Intangible assets	7	1,308,849	1,607,089
Goodwill	7	2,482,706	2,426,385
Total assets		$23,025,943	$30,928,258

Liabilities and Equity (Deficiency)

Current liabilities:
Trade and other payables		$31,371,563	$27,051,561
Current portion of operating lease liabilities		339,620	339,620
Current portion of loans and borrowings	8	25,984,400	7,538,369
Provisions	9	14,809,758	2,948,340
Liability related to warrants	10	911,790	3,156,254
Total current liabilities		73,417,131	41,034,144

Operating lease liabilities		1,816,377	2,017,888
Loans and borrowings, net of current portion	8	—	15,412,895
Other liability	13(c)	14,000	24,000
Total liabilities		75,247,508	58,488,927

Shareholders' Equity (Deficiency):
Share capital - without par value (4,532,038 shares issued and outstanding as of December 31, 2023; 300,070 shares issued and outstanding as of March 31, 2023)	11	327,944,215	321,946,102
Warrants	14	6,648,437	6,155,323
Additional paid-in capital		59,681,063	58,138,914
Accumulated other comprehensive loss		(14,925,620)	(14,538,830)
Deficit		(410,595,259)	(383,641,363)
Total deficiency attributable to equity holders of the Company		(31,247,164)	(11,939,854)

Non-controlling interest	12	(20,974,401)	(15,620,815)
Total shareholders' deficiency		(52,221,565)	(27,560,669)

Commitments and contingencies	16
Subsequent event	18
Total liabilities and shareholders' deficiency		$23,025,943	$30,928,258

See accompanying notes to the condensed consolidated interim financial statements.

Condensed Consolidated Interim Statements of Loss and Comprehensive Loss

(Unaudited) (in U.S. dollars)

For the three and nine-month periods ended December 31, 2023 and 2022

		Three-month periods ended		Nine-month periods ended
	Notes	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Revenue from sales, net of excise taxes of nil and nil (2022 - nil and $643,476 )		$7,611,836	$11,945,092	$26,913,567	$39,668,246
Royalty revenues		23,963	263,816	70,961	766,736
Other revenues		(36,047)	—	(17,071)	32,996
Total revenues	17	7,599,752	12,208,908	26,967,457	40,467,978

Cost of sales other than impairment loss on inventories		(6,564,684)	(10,328,349)	(24,941,822)	(37,293,901)
Impairment loss on inventories	5	—	—	(216,184)	(3,079,997)
Total cost of sales		(6,564,684)	(10,328,349)	(25,158,006)	(40,373,898)
Gross profit		1,035,068	1,880,559	1,809,451	94,080

Research and development expenses		(727)	(28,836)	(47,266)	(451,121)
Selling, general and administrative expenses		(18,732,654)	(8,727,323)	(34,541,474)	(35,188,695)
Impairment loss related to intangible assets	7	—	—	—	(2,593,529)
Impairment loss on assets held for sale	4	—	—	—	(15,346,119)
Impairment loss on right of use assets		—	(271,057)	(75,409)	(271,057)
Impairment loss related to goodwill	7	—	—	—	(7,570,471)
Net gain on sale of property, plant and equipment		—	84,998	—	170,000
Loss from operating activities		(17,698,313)	(7,061,659)	(32,854,698)	(61,156,912)

Restructuring fees	4(b), 11(f)	(2,066,405)	—	(2,066,405)	—
Finance income		—	—	—	1,440
Finance costs		(1,602,981)	(1,362,776)	(6,570,787)	(2,658,305)
Foreign exchange gain		600,316	524,571	942,596	6,545,401
Loss on issuance of derivatives	10	—	(1,029,614)	(945,034)	(3,156,569)
Gain on revaluation of derivatives	10	1,596,901	8,367,871	7,186,846	16,083,681
Gain on settlement of liability		—	66,169	—	66,169
Total other income (expense)		(1,472,169)	6,566,221	(1,452,784)	16,881,817
Loss before income taxes		(19,170,482)	(495,438)	(34,307,482)	(44,275,095)

Income tax expense		—	(2,013)	—	(14,543)
Net loss		(19,170,482)	(497,451)	(34,307,482)	(44,289,638)

Other comprehensive loss
Net change in unrealized foreign currency losses on translation of net investments in foreign operations (tax effect of nil for all periods)		(41,449)	(231,490)	(386,790)	(6,725,131)
Total other comprehensive loss		(41,449)	(231,490)	(386,790)	(6,725,131)

Total comprehensive loss		$(19,211,931)	$(728,941)	$(34,694,272)	$(51,014,769)

Net income (loss) attributable to:
Equity holders of the Company		$(17,749,338)	$1,288,110	$(26,953,896)	$(33,893,698)
Non-controlling interest	12	(1,421,144)	(1,785,561)	(7,353,586)	(10,395,940)
Net loss		$(19,170,482)	$(497,451)	$(34,307,482)	$(44,289,638)

Total comprehensive income (loss) attributable to:
Equity holders of the Company		$(17,790,787)	$1,056,620	$(27,340,686)	$(40,618,829)
Non-controlling interest	12	(1,421,144)	(1,785,561)	(7,353,586)	(10,395,940)
Total comprehensive loss		$(19,211,931)	$(728,941)	$(34,694,272)	$(51,014,769)

Basic income (loss) per share attributable to:
Common Shareholders of the Company	14	$(4.14)	$2.34	$(15.11)	$(143.00)

Diluted income (loss) per share attributable to:
Common Shareholders of the Company	14	$(4.14)	$2.34	$(15.11)	$(143.00)

Basic weighted average number of common shares	14	4,285,229	284,619	1,784,047	237,013
Diluted weighted average number of common shares	14	4,285,229	284,690	1,784,047	237,013

SELECTED CONSOLIDATED FINANCIAL INFORMATION (in millions, except per share data)

The following table sets out selected consolidated financial information.

	Three-month periods ended		Nine-month periods ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total revenues	$7.600	$12.209	$26.967	$40.468
Adjusted EBITDA[1]	(18.453)	0.458	(32.340)	(26.698)
Net loss	(19.170)	(0.497)	(34.307)	(44.290)
Net income (loss) attributable to equity holders of the Company	(17.749)	1.288	(26.954)	(33.894)
Net loss attributable to non-controlling interest	(1.421)	(1.786)	(7.354)	(10.396)
Basic and diluted income (loss) attributable to common shareholders of the Company	(4.14)	2.34	(15.11)	(143.00)

	As at December 31, 2023	As at March 31, 2023	As at March 31, 2022
Total assets	$23.026	$30.928	$104.955
Working capital[2]	(56.817)	(17.484)	7.071
Non-current financial liabilities	1.830	17.455	13.800
(Deficiency) equity attributable to equity holders of the Company	(31.247)	(11.940)	48.116
(Deficiency) equity attributable to non-controlling interest	(20.974)	(15.621)	12.722

1     The Adjusted EBITDA is a non-GAAP measure. It is not a standard measure endorsed by US GAAP requirements. A reconciliation to the Company’s net loss is presented below. In the three-month period ended September 30, 2022, the Company re-casted comparative Adjusted EBITDA to conform to its current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.

2   Working capital is calculated by subtracting current liabilities from current assets. Because there is no standard method endorsed by US GAAP, the results may not be comparable to similar measurements presented by other public companies. Current assets as at December 31, 2023, March 31, 2023 and March 31, 2022 were $16.600, $23.550 and $337.388 respectively, and current liabilities as at December 31, 2023, March 31, 2023 and March 31, 2022 were $73.417, $41.034 and $30.317 respectively.

NON-GAAP FINANCIAL PERFORMANCE MEASURES

The Company uses one adjusted financial measure, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) to assess its operating performance. This non-GAAP financial measure is presented in a consistent manner, unless otherwise disclosed. The Company uses this measure for the purposes of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. The measure also helps the Company to plan and forecast for future periods as well as to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to its GAAP financial statements, allows them to see the Company’s results through the eyes of Management, and to better understand its historical and future financial performance. Neptune’s method for calculating Adjusted EBITDA may differ from that used by other corporations.

A reconciliation of net loss to Adjusted EBITDA is presented below.

ADJUSTED EBITDA

Although the concept of Adjusted EBITDA is not a financial or accounting measure defined under US GAAP and it may not be comparable to other issuers, it is widely used by companies. Neptune obtains its Adjusted EBITDA measurement by excluding from its net loss the following items: net finance costs (income), depreciation and amortization, and income tax expense (recovery). Other items such as equity classified stock-based compensation, non-employee compensation related to warrants, impairment losses on non-financial assets, revaluations of derivatives, costs related to conversion from IFRS to US GAAP and other changes in fair values are also added back to Neptune's net loss. The exclusion of net finance costs (income) eliminates the impact on earnings derived from non-operational activities. The exclusion of depreciation and amortization, stock-based compensation, non-employee compensation related to warrants, impairment losses, revaluations of derivatives and other changes in fair values eliminates the non-cash impact of such items, and the exclusion of costs related to conversion from IFRS to US GAAP, together with the other exclusions discussed above, present the results of the on-going business. From time to time, the Company may exclude additional items if it believes doing so would result in a more effective analysis of underlying operating performance. Adjusting for these items does not imply they are non-recurring. For purposes of this analysis, the Net finance costs (income) caption in the reconciliation below includes the impact of the revaluation of foreign exchange rates.

In the three-month period ended September 30, 2022, the Company recast comparative Adjusted EBITDA to conform to the current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.

Adjusted EBITDA1 reconciliation, in millions of dollars

	Three-month periods ended		Nine-month periods ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net loss for the period	$(19.170)	$(0.497)	$(34.307)	$(44.290)
Add (deduct):
Depreciation and amortization	0.278	0.662	0.991	2.391
Revaluation of derivatives	(1.597)	(8.368)	(7.187)	(16.084)
Net finance costs	1.603	7.384	6.571	2.657
Equity classified stock-based compensation	0.433	1.005	1.517	2.832
Impairment loss on long-lived assets	—	0.271	0.075	25.781
Income tax expense	—	0.002	—	0.015
Adjusted EBITDA[1]	$(18.453)	$0.459	$(32.340)	$(26.698)

1 The Adjusted EBITDA is not a standard measure endorsed by US GAAP requirements. In the three-month period ended September 30, 2022, the Company re-casted comparative Adjusted EBITDA to conform to its current definition. As a result, the following adjustments were removed in the current and comparative quarters: litigation provisions, business acquisition and integration costs, signing bonus, severance and related costs, and write-down of inventories and deposits.